PBWT Draft 6/21/06
                                                    For Discussion Purposes Only

                                  GMARKET INC.
                              8th Floor, LIG Tower
                              649-11, Yeoksam-Dong
                                   Gangnam-Gu
                              Seoul 135-912, Korea

July [DATE], 2006

Citibank, N.A. - ADR Department
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Depositary Receipts Department

            Re:   Gmarket ADSs

Ladies and Gentlemen:

      Reference is made to the Deposit Agreement, dated as of July __, 2006 (the "Deposit Agreement"), by and among Gmarket Inc., a company organized under the laws of the Republic of Korea (the "Company"), Citibank, N.A., as Depositary (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

      The Company wishes to enable certain affiliate stockholders identified on Exhibit A annexed hereto (the "Affiliate Stockholders") and certain other stockholders identified on Exhibit A annexed hereto (the "Eligible Stockholders" together with the Affiliate Stockholders, the "Stockholders"), to deposit, against the issuance of ADSs, the aggregate number of Shares listed opposite the name of each such Affiliate Stockholder on Exhibit A annexed hereto (the "Affiliate Shares") and Eligible Stockholder on Exhibit A annexed hereto (the "Eligible Shares" together with the Affiliate Shares, the "Letter Agreement Shares") without payment by such Stockholders of the fees of the Depositary set forth on Exhibit B annexed to the Deposit Agreement (the "Waived Fees"). In addition, the Company wishes to prohibit the deposit of Shares into the ADR facility by stockholders of the Company who owned Shares prior to the initial public offering of the Company (a "Pre-IPO Stockholder") for a period of 180 days commencing on July ___, 2006 and terminating on January __, 2007 (the "Lock-Up Period"). The purpose and intent of this letter agreement is to supplement the Deposit Agreement for the purpose of (i) accommodating the deposit of the Eligible Shares by the Eligible Stockholders and the issuance and delivery by the Depositary of the ADSs and the ADRs evidencing the ADSs to the Eligible Stockholders upon the deposit of the Eligible Shares without payment of the Waived Fees, (ii) setting forth the understanding of the parties with respect to accommodations to be made for the Affiliate Stockholders, and (iii) establishing procedures to prohibit the deposit of Shares against issuance of ADSs by Pre-IPO Stockholders during the Lock-Up Period.

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, as follows:

      1. Depositary Procedures. The Company instructs the Depositary, and the Depositary agrees upon the terms and subject to the terms set forth in this letter agreement, to (i) establish procedures to enable the deposit of the Eligible Shares by the Eligible Stockholders against the issuance by the Depositary of ADSs issued under the terms of the Deposit Agreement, without payment of the Waived Fees, and (ii) to establish procedures to prohibit the deposit of Shares by Pre-IPO Stockholders during the Lock-Up Period. The Depositary shall be authorized to rely on the certification annexed hereto as Exhibit B (the "Eligible 1Stockholder Certification") when delivered by the Eligible Stockholder(s) and on the certification annexed hereto as Exhibit C (the "Lock-Up Certification") when delivered by a depositing holder of Shares during the Lock-Up Period.

      2. Company Assistance. The Company agrees to use commercially reasonable efforts to (i) assist the Depositary in the establishment of procedures to enable the acceptance of the deposit of the Eligible Shares and the issuance of ADSs, (ii) assist the Depositary in the establishment of procedures to prohibit the deposit of Shares by Pre-IPO Stockholders during the Lock-Up Period, and
(iii) take all commercially reasonable steps necessary and satisfactory to the Depositary to ensure that the acceptance of the deposit of the Eligible Shares, the issuance of ADSs, and the issuance and delivery of the ADRs, in each case upon the terms and conditions set forth in the Deposit Agreement as supplemented by this letter agreement, do not violate the provisions of the Securities Act or any other applicable laws.

      3. Limitations on Issuance of ADSs. (i) Subject to Paragraph 3(ii) of this letter agreement, the Company hereby instructs the Depositary, and the Depositary agrees upon the terms and subject to the conditions set forth in this letter agreement, to issue and deliver ADSs to the Eligible Stockholder(s) against the deposit of Eligible Shares upon receipt of (w) notification from the Eligible Stockholder (or his/her broker) that he/she is an Eligible Stockholder,
(x) confirmation of the due deposit with the Custodian of Eligible Shares, (y) the duly executed Eligible Stockholder Certification, and (z) payment by the Eligible Stockholder of the applicable taxes and expenses, excluding the Waived Fees, otherwise payable under the terms of the Deposit Agreement upon the deposit of Shares and the issuance of ADSs; provided, that in no event shall the Depositary be obligated to accept at any time or from time to time Shares from an Eligible Stockholder which exceed, when combined with previous deposits of Shares by such Eligible Stockholder, the number of Eligible Shares set forth opposite such Eligible Stockholder's name without payment of the Depositary's Fees set forth on Exhibit B to the Deposit Agreement (the "Standard Fees"); and provided further, that, commencing on __________, Eligible Stockholders will be obligated to pay the Standard Fees for all deposits of Shares into the ADR facility. The ADSs issued upon the deposit of Eligible Shares shall be eligible for inclusion in any book-entry settlement system, including, without limitation, The Depositary Trust Company, and shall be fungible with the other ADSs issued under the terms hereof and the Deposit Agreement. Nothing contained in this letter agreement shall in any way be deemed to obligate the Depositary, or to give authority to the Depositary, to accept any Shares (other than the Eligible Shares described herein) for deposit under the terms of this Section 3(i).

      (ii) The Company hereby instructs the Depositary, and the Depositary agrees upon the terms and subject to the conditions set forth in this letter agreement, not to accept any Shares for deposit into the ADR facility pursuant to Section 2.3 of the Deposit Agreement during the Lock-Up Period unless such depositing stockholder has delivered a duly executed Lock-Up Certification to the Depositary. The Company further instructs the Depositary, and the Depositary further agrees upon the terms and subject to the conditions set forth in this letter agreement, to cease requiring the Lock-Up Certification from all depositing stockholders commencing on January __, 2007.

      4. Subject to Paragraph 3(ii) of this letter agreement, in the event that any Affiliate Stockholder desires to deposit any Affiliate Shares, against the issuance of ADSs, the Depositary and the Company hereby agree to cooperate to establish procedures for (i) the deposit of Affiliate Shares pursuant to Section
2.13 of the Deposit Agreement or (ii) the sale of Affiliate Shares in the form of ADSs pursuant to an effective registration statement under the Securities Act, in each case, without payment of the Waived Fees.

      5. Representations and Warranties. The Company hereby represents and warrants that (i) the Letter Agreement Shares currently held by, and to be deposited by, the Stockholders for the purpose of the issuance of the ADSs to the Letter Agreement Stockholder(s) are validly issued, fully paid and non-assessable, (ii) other than as set forth in certain lock-up agreements entered into by such Stockholders, certain underwritings of a proposed initial public offering by the Company and Paragraph 3(ii) of this letter agreement, the Stockholders are not prohibited from depositing the Letter Agreement Shares with the Custodian as a result of any agreement with the Company, and (iii) the Letter Agreement Shares being deposited by the Stockholders for the issuance of the ADSs to the Letter Agreement Stockholder(s) rank pari passu, in all respects, including, without limitation, as to trading, settlement, distributions, liquidation and preemptive rights, to the issued and outstanding Shares that are on deposit under the Deposit Agreement. Such representations and warranties shall survive the deposit of the Letter Agreement Shares, the issuance of ADSs and, if applicable, the issuance and delivery of ADR(s).

      6. Indemnity. The Company and the Depositary acknowledge and agree that the indemnification provisions under Section 5.8 of the Deposit Agreement shall apply to all acts performed or omitted by the Depositary as contemplated by this letter agreement.

      7. Governing Law. This letter agreement shall be interpreted and all rights hereunder shall be governed by the laws of the State of New York without regards to the principles of conflicts of law thereof.

      8. Termination. Except as provided in Paragraphs 5, 6 and 7, this letter agreement shall terminate and be of no further force and effect as of ________.

      The Company and the Depositary have caused this letter agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

                                              GMARKET


                                              By:
                                                  ------------------------------
                                                  Name: Young Bae Ku
                                                  Title: Chief Executive Officer

CITIBANK, N.A.


By:
    ---------------------------
    Name: Paul Martin
    Title: Vice President

EXHIBIT
-------

      A.    Stockholders
      B.    Eligible Stockholder Certification
      C.    Lock-Up Certification

                                    EXHIBIT A
                                       to
                   Letter Agreement, dated as of July __, 2006
                    (the "Letter Agreement"), by and between
                                     Gmarket
                               and Citibank, N.A.

                              ---------------------

                                 STOCKHOLDER(S)

                            Eligible for Waived Fees

                              ---------------------

        All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Letter Agreement.

                              ---------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                          Number of Letter Agreement
Name of Stockholder                  A/E     Address of Stockholder                       Shares
-------------------                  ---     ----------------------                       --------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------
A - Denotes Stockholders who are Affiliate Stockholders and may, in their individual capacity, request that that the Company and the Depositary facilitate the deposit of their respective Affiliate Shares pursuant to Paragraph 4 of the Letter Agreement.

E - Denotes Stockholders who are Eligible Stockholders and may not request that that the Company and the Depositary facilitate the deposit of their respective Eligible Shares pursuant to Paragraph 4 of the Letter Agreement.

                                    EXHIBIT B
                                       to
                   Letter Agreement, dated as of July __, 2006
                    (the "Letter Agreement"), by and between
                                  Gmarket Inc.
                                       and
                                 Citibank, N.A.

                              ---------------------

                       ELIGIBLE STOCKHOLDER CERTIFICATION

                              ---------------------

    Certification and Agreement of Eligible Stockholders Acquiring ADSs upon
      Deposit of Shares Pursuant to Section 2.3 of the Deposit Agreement(1)

                                                           _______________, ____

Citibank, N.A. - ADR Department
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Depositary Receipts Department

Gmarket Inc.
8th Floor, LIG Tower
649-11, Yeoksam-Dong
Gangnam-Gu
Seoul 135-912, Korea

      Gmarket Inc. ADSs

Dear Sirs:

            Reference is made to the Deposit Agreement, dated as of July ___, 2006 (the "Deposit Agreement"), by and among Gmarket Inc., a company organized under the laws of the Republic of Korea (the "Company"), Citibank, N.A., as Depositary (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") issued thereunder, and (ii) the Letter Agreement, dated as of July ___, 2006 (the "Letter Agreement"), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

----------
(1) To be used until _________.

            This certification and agreement is being furnished by the undersigned Eligible Stockholder (as defined in the Letter Agreement) in connection with the deposit of Eligible Shares (as defined in the Letter Agreement) and the issuance of ADSs.

      1.    The undersigned Eligible Stockholder represents and warrants that
            (a) the Eligible Shares currently held by, and to be deposited by, the undersigned Eligible Stockholder against the issuance of the ADSs are validly issued, fully paid and non-assessable, (b) the undersigned Eligible Stockholder is not prohibited from depositing the Eligible Shares with the Custodian on account of any regulation, contractual undertaking or any limitation to any undertaking, and
            (c) the Eligible Shares being deposited by the undersigned Eligible Stockholder for the issuance of ADSs rank pari passu, in all respects, including, without limitation, as to trading, settlement, distributions, liquidation and preemptive rights, to the issued and outstanding Shares that are on deposit under the Deposit Agreement. Such representations and warranties shall be true and correct as of, and shall survive, the deposit of the Eligible Shares, the issuance of ADSs, and the issuance and delivery of ADR(s).

      2. The undersigned Eligible Stockholder certifies that he/she is not an Affiliate of the Company.

      3. The undersigned represents and warrants that the number of Eligible Shares to be deposited in connection with this Eligible Stockholder Certification does not exceed, when combined with all other Shares previously deposited by such Eligible Stockholder, the aggregate number of Eligible Shares for which such Eligible Stockholder is entitled to Waived Fees.

      4. The undersigned Eligible Stockholder further agrees and acknowledges that the Company and the Depositary will rely upon the truth and accuracy of the foregoing certifications.

                                           [NAME OF ELIGIBLE STOCKHOLDER]


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Date:

                                    EXHIBIT C
                                       to
                   Letter Agreement, dated as of July __, 2006
                    (the "Letter Agreement"), by and between
                                  Gmarket Inc.
                                       and
                                 Citibank, N.A.

                              ---------------------

                              LOCK-UP CERTIFICATION

                              ---------------------

               Certificate and Agreement of Acquirors of ADSs Upon
     Deposit of Shares Pursuant to Section 2.03 of the Deposit Agreement(2)

                                                           _______________, ____

Citibank, N.A. - ADR Department
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Depositary Receipts Department

Gmarket Inc.
8th Floor, LIG Tower
649-11, Yeoksam-Dong
Gangnam-Gu
Seoul 135-912, Korea

      Gmarket Inc. ADSs

Dear Sirs:

            Reference is made to the Deposit Agreement dated as of July ___, 2006 (the "Deposit Agreement"), by and among Gmarket, a company organization under the land of the Republic of Korea (the "Company"), Citibank, N.A., as Depositary (the "Depositary") and all Holders and Beneficial Owners of American Depositary Shares ("ADSs ") evidenced by American Depositary Receipts ("ADRs") issued thereunder, and (ii) the Letter Agreement, dated July ___, 2006 (the "Letter Agreement") by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

            1. This certification and agreement is furnished in connection with the deposit of Shares and issuance of ADSs pursuant to Sections 2.3 of the Deposit Agreement.

----------
(2) To be used until __________, 2007.

            2. We certify (or if we are a broker-dealer, our customer has confirmed to us that he/she/it agrees) that all Shares being deposited by the undersigned were acquired on or after July __, 2006.

                                                 Very truly yours,


                                                 -------------------------------
                                                 [NAME OF CERTIFYING ENTITY]


                                                 By:
                                                     ---------------------------
                                                     Title:
                                                     Dated: